UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2006

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

                    (715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Definitive Agreement.

On April 10, 2006, the Board of Directors of Renaissance Learning, Inc., a Wisconsin corporation (the “Company”), appointed Steven A. Schmidt as President and Chief Operating Officer of the Company, effective April 26, 2006.  On that date, the Compensation Committee of the Board of Directors also approved a compensation package for Mr. Schmidt consisting of (1) an annual base salary of $320,000; (2) a $35,000 signing bonus, payable April 27th, in exchange for Mr. Schmidt’s surrender of his outstanding options for Company common stock; (3) a $100,000 restricted stock grant, to be awarded April 26th (the number of shares of stock to be awarded will equal $100,000 divided by the closing sale price of the Company’s common stock on the date of grant, and the stock will vest 25% per year, beginning one year after the date of grant); (4) participation in the Company’s cash bonus plan, for a maximum payout equal to 100% of Mr. Schmidt’s base salary if the Company achieves its performance goals; and (5) re-established seniority for purposes of Company-sponsored benefit plans.  As part of the arrangement, Mr. Schmidt has executed a term sheet outlining the terms of his employment and has agreed to execute the Company’s standard confidentiality and non-compete agreements.  Copies of each of these documents are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 10, 2006, the Board of Directors of the Company appointed Steven A. Schmidt, age 51, as President and Chief Operating Officer of the Company, effective April 26, 2006.  Mr. Schmidt will serve in such capacity until his successor is duly elected and qualified or until his death or until he resigns or is removed in the manner provided in the Company’s By-Laws.  As a result of this appointment, Terrance D. Paul’s title has been changed, effective April 26, 2006, from President and Chief Executive Officer to Chief Executive Officer only.

Mr. Schmidt had previously been with the Company for a number of years prior to his resignation in January 2006.  From November 2005 until January 2006, he served as the Company’s senior vice president-administration and operations.  From July 2003 to November 2005, Mr. Schmidt served as the Company’s executive vice president.  From August 1999 until November 2004, he served as our chief financial officer and secretary, and from August 1999 until July 2003, he also served as a vice president.  From January 1998 until December 1998, Mr. Schmidt served as corporate controller for Wausau-Mosinee Paper Corporation, a specialty paper manufacturer.  Mr. Schmidt holds a bachelor’s degree in accountancy from the University of Wisconsin-LaCrosse, and is a certified public accountant (CPA).

The terms of Mr. Schmidt’s compensation arrangement are outlined in Item 1.01 above.

Item 8.01.

Other Events.

On April 10, 2006, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Schmidt as President and Chief Executive Officer of the Company, effective April 26, 2006.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Terms of Steven A. Schmidt’s Employment dated April 10, 2006

10.2	Form of Confidentiality Agreement between Registrant and Employees

10.3	Form of Non-Compete Agreement between Registrant and Employees

99.1	Press Release dated April 10, 2006 (announcing appointment of Steven A. Schmidt)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 10, 2006

RENAISSANCE LEARNING, INC.

By:  /s/ Mary T. Minch

Mary T. Minch

Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Terms of Steven A. Schmidt’s Employment dated April 10, 2006

10.2	Form of Confidentiality Agreement between Registrant and Employees

10.3	Form of Non-Compete Agreement between Registrant and Employees

99.1	Press Release dated April 10, 2006 (announcing appointment of Steven A. Schmidt)